SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2003

KIRSHNER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-43998	43-1889792

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West Hillsboro Avenue, Suite 210, Deerfield Beach, Florida 33441

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 418-0422

520 Speedwell Avenue, Suite 111, Morris Plains, NJ 07950

(Former name or former address, if changed since last report)

ITEM 5. Other Events.

New Chief Executive Officer and Future of the Company

On January 9, 2004, the Company announced that a majority of shareholders entitled to vote at a meeting of its shareholders voted to remove its chief executive officer, president and sole member of its Board of Directors and install Gregory Paige in such capacities. Under prior management, the Company was unsuccessful in furthering its objectives, thus prompting the change. Mr. Paige has been charged with bringing the Company’s regulatory filings current and building an entertainment-oriented organization based on the business and ideas of its namesake, Don Kirshner. A copy of the press release announcing this change is attached as Exhibit 99.1

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRSHNER INTERNATIONAL, INC.

By: /s/ GREGORY L. PAIGE

Its: PRESIDENT

Dated: January 13, 2004

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